Exhibit 4.4

THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”) dated as of the 17th day of June 2014, among DaVita HealthCare Partners Inc. (formerly DaVita Inc.), a Delaware corporation (the “Company”), the Guarantors named herein (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), amends and supplements (x) the Indenture dated as of October 20, 2010 among the Company, the Guarantors named therein and the Trustee (the “Original Indenture”) with respect to the Company’s 6 3/8% Senior Notes due 2018 (the “Notes”), as amended and supplemented by that certain First Supplemental Indenture dated as of November 1, 2012 among the Company, the Guarantors named therein and the Trustee and that certain Second Supplemental Indenture dated as of June 13, 2014 among the Company, the Guarantors and the Trustee and (y) the Notes.

W I T N E S S E T H:

WHEREAS, $775,000,000 aggregate principal amount of the Notes are outstanding as of the date hereof and are guaranteed by the Guarantors;

WHEREAS, Section 9.02 of the Original Indenture provides that the Company and the Trustee may, with certain exceptions, amend the Original Indenture and the Notes with the written consent of the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding (the “Required Consents”);

WHEREAS, pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement dated June 4, 2014, the Company has solicited consents from Holders of the Notes to certain amendments (the “Amendments”) to the Original Indenture and the Notes, which are set forth in Section 2 of this Supplemental Indenture;

WHEREAS, the Company has received the Required Consents to the Amendments from Holders of the Notes;

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company and the Guarantors have been done;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of Notes, as follows:

Section 1 Defined Terms. The terms “Supplemental Indenture” and “Guarantors” have the respective meanings set forth in the first paragraph and recitals above. All other terms used in this Supplemental Indenture which are defined in the Original Indenture have the meanings assigned to them in the Original Indenture.

Section 2 Amendments. The following Sections of the Original Indenture and the Notes are hereby deleted in their entirety and replaced with “Intentionally Omitted.”:

Original Indenture

Existing Section Number	Caption
Section 4.03	Corporate Existence
Section 4.04	Payment of Taxes and Other Claims
Section 4.07	Termination of Covenants
Section 4.08	Waiver of Stay, Extension of Usury Laws
Section 4.09	Change of Control
Section 4.10	Limitation on Indebtedness
Section 4.11	Limitation on Layering
Section 4.12	Limitation on Restricted Payments
Section 4.13	Limitation on Liens
Section 4.14	Limitation on Restrictions on Distributions from Restricted Subsidiaries
Section 4.15	Limitation on Sales of Assets and Subsidiary Stock
Section 4.16	Limitation in Affiliate Transactions
Section 4.17	Conduct of Business
Section 4.18	SEC Reports
Section 4.19	Future Subsidiary Guarantors
Section 5.01	Merger and Consolidation
Section 6.01(3)	Events of Default
Section 6.01(4)	Events of Default
Section 6.01(5)	Events of Default
Section 6.01(6)	Events of Default
Section 6.01(8)	Events of Default

Notes

Existing Section Number	Caption
Note Section 9	Repurchase at Option of Holder
Note Section 14	Restrictive Covenants

For the avoidance of doubt, the Trustee shall have no responsibility under the Indenture to exercise any remedies with respect to any covenant referred to in Section 6.01(4) and Section 6.01(5) of the Original Indenture.

Notwithstanding the deletion of Section 5.01 of the Original Indenture, any person who acquires by sale, lease or conveyance substantially all of the assets of the Company shall as a condition to such sale, lease or conveyance expressly assume the due and punctual performance and observance of the Company’s obligations under Section 7.07 of the Original Indenture.

Section 3 Miscellaneous.

(a) This Supplemental Indenture shall be effective upon execution hereof by the Company, the Guarantors and the Trustee, but the Amendments to the Original Indenture as set forth in this Supplemental Indenture shall not become operative until the Officer’s Certificate set forth in Exhibit A hereto has been executed and delivered to the Trustee.

(b) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

(c) In case any one or more of the provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

(d) This Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of laws.

(e) Except as amended or supplemented by this Supplemental Indenture, the terms, conditions, covenants and agreements set forth in the Original Indenture shall continue in full force and effect.

(f) This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

(g) The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.

(h) Any and all references in the Indentures to the deleted sections or provisions referred to above will also be deleted in their entirety. Any provision contained in the Notes that relates to any provision of the Indentures deleted shall likewise be amended so that any such provision contained in the Notes will conform to and be consistent with any provision of the applicable Indenture as amended, as reflected in the changed pages of the Notes attached hereto as Exhibit B.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

DAVITA HEALTHCARE PARTNERS INC.

By:
Name:
Title:

GUARANTORS

ABQ HEALTH PARTNERS, LLC
ALAMOSA DIALYSIS, LLC ARIZONA INTEGRATED PHYSICIANS, INC.
CARROLL COUNTY DIALYSIS FACILITY, INC.
CONTINENTAL DIALYSIS CENTER OF SPRINGFIELD-FAIRFAX, INC.
CONTINENTAL DIALYSIS CENTER, INC.
DAVITA – WEST, LLC
DAVITA OF NEW YORK, INC.
DAVITA RX, LLC
DIALYSIS HOLDINGS, INC.
DIALYSIS SPECIALISTS OF DALLAS, INC.
DNH MEDICAL MANAGEMENT, INC. (DBA THE CAMDEN GROUP)
DNP MANAGEMENT COMPANY, LLC
DOWNRIVER CENTERS, INC.
DVA HEALTHCARE OF MARYLAND, INC.
DVA HEALTHCARE OF MASSACHUSETTS, INC.
DVA HEALTHCARE OF PENNSYLVANIA, INC.
DVA HEALTHCARE PROCUREMENT SERVICES, INC.
DVA HEALTHCARE RENAL CARE, INC.
DVA LABORATORY SERVICES, INC.
DVA OF NEW YORK, INC.
DVA RENAL HEALTHCARE, INC.
EAST END DIALYSIS CENTER, INC.
ELBERTON DIALYSIS FACILITY, INC.
FLAMINGO PARK KIDNEY CENTER, INC.
FORT DIALYSIS, LLC
FREEHOLD ARTIFICIAL KIDNEY CENTER, L.L.C.
GREENSPOINT DIALYSIS, LLC
HEALTHCARE PARTNERS ARIZONA, LLC
HEALTHCARE PARTNERS ASC-LB, LLC
HEALTHCARE PARTNERS HOLDINGS, LLC
HEALTHCARE PARTNERS NEVADA, LLC
HEALTHCARE PARTNERS SOUTH FLORIDA, LLC

HEALTHCARE PARTNERS, LLC
HILLS DIALYSIS, LLC
HOUSTON KIDNEY CENTER/TOTAL RENAL CARE INTEGRATED SERVICE NETWORK LIMITED PARTNERSHIP
JSA CARE PARTNERS, LLC
JSA HEALTHCARE CORPORATION
JSA HEALTHCARE NEVADA, L.L.C.
JSA HOLDINGS, INC.
JSA P5 NEVADA, L.L.C.
KIDNEY CARE SERVICES, LLC
KNICKERBOCKER DIALYSIS, INC. LAS VEGAS SOLARI HOSPICE CARE, LLC
LIBERTY RC, INC.
LINCOLN PARK DIALYSIS SERVICES, INC.
MAPLE GROVE DIALYSIS, LLC
MASON-DIXON DIALYSIS FACILITIES, INC.
MEDICAL GROUP HOLDING COMPANY, LLC
NEPHROLOGY MEDICAL ASSOCIATES OF GEORGIA, LLC
NEPTUNE ARTIFICIAL KIDNEY CENTER, L.L.C.
NORTH ATLANTA DIALYSIS CENTER, LLC
NORTH COLORADO SPRINGS DIALYSIS, LLC
NORTHRIDGE MEDICAL SERVICES GROUP, INC.
PALO DIALYSIS, LLC
PATIENT PATHWAYS, LLC
PHYSICIANS CHOICE DIALYSIS OF ALABAMA, LLC
PHYSICIANS CHOICE DIALYSIS, LLC
PHYSICIANS DIALYSIS ACQUISITIONS, INC.
PHYSICIANS DIALYSIS VENTURES, INC.
PHYSICIANS DIALYSIS, INC.
PHYSICIANS MANAGEMENT, LLC
RENAL LIFE LINK, INC.
RENAL TREATMENT CENTERS—CALIFORNIA, INC.
RENAL TREATMENT CENTERS—HAWAII, INC.
RENAL TREATMENT CENTERS—ILLINOIS, INC.
RENAL TREATMENT CENTERS—MID-ATLANTIC, INC.
RENAL TREATMENT CENTERS—NORTHEAST, INC.
RENAL TREATMENT CENTERS—SOUTHEAST, LP
RENAL TREATMENT CENTERS—WEST, INC.
RENAL TREATMENT CENTERS, INC
RMS LIFELINE, INC.
ROCKY MOUNTAIN DIALYSIS SERVICES, LLC
SHINING STAR DIALYSIS, INC.
SIERRA ROSE DIALYSIS CENTER, LLC
SOUTHWEST ATLANTA DIALYSIS CENTERS, LLC
THE DAVITA COLLECTION, INC.

THP SERVICES, INC.
TOTAL ACUTE KIDNEY CARE, INC.
TOTAL RENAL CARE TEXAS LIMITED PARTNERSHIP
TOTAL RENAL CARE, INC.
TOTAL RENAL LABORATORIES, INC.
TOTAL RENAL RESEARCH, INC.
TRC—INDIANA, LLC
TRC OF NEW YORK, INC.
TRC WEST, INC.
TREE CITY DIALYSIS, LLC
VILLAGEHEALTH DM, LLC

By:
Chetan P. Mehta
Vice President of Finance

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
As Trustee

By:
Name:
Title:

EXHIBIT A

OFFICERS’ CERTIFICATE

Reference is made to that certain Third Supplemental Indenture dated as of the 17th day of June 2014 among DaVita HealthCare Partners Inc., a Delaware corporation (the “Company”), the Guarantors named therein (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), to the Indenture dated as of October 20, 2010 among the Company, the Guarantors named therein and the Trustee, as amended and supplemented by that certain First Supplemental Indenture dated as of November 1, 2012 among the Company, the Guarantors named therein and the Trustee and that certain Second Supplemental Indenture dated as of June 13, 2014 among the Company, the Guarantors and the Trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase and Consent Solicitation Statement dated June 4, 2014 (the “Statement”) relating to the Company’s offer to purchase any and all of its 6 3/8% Senior Notes due 2018 (the “Notes”).

The undersigned hereby certify that all Notes validly tendered and not withdrawn pursuant to the Statement have been accepted and paid for pursuant to the terms of the Statement and the Amendments are operative as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, we have hereunto signed our names this     day of June 2014.

Name:
Title:

Name:
Title:

Signature page to Officers’ Certificate with respect to Operativeness of Indenture

EXHIBIT B

Holder of Notes to be redeemed at its registered address. Notes may be redeemed in part only in integral multiples of $1,000 and the remaining principal amount of any Note must not be less than $2,000. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

SECTION 8. Mandatory Redemption. For the avoidance of doubt, an offer to purchase pursuant to Section 9 hereof shall not be deemed a redemption. The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

SECTION 9. Intentionally Omitted.

SECTION 10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company and the Registrar are not required to transfer or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or during a Change of Control Offer or an Asset Disposition Offer if such Note is validly tendered pursuant to such Change of Control Offer or Asset Disposition Offer and not validly withdrawn. Also, the Company and the Registrar are not required to transfer or exchange any Notes for a period beginning at the opening of business 15 days before the mailing of a notice of redemption and ending at the close of business on the day of such mailing or register the transfer or exchange of any Note selected for redemption in whole or in part except the unredeemed portion of any Note redeemed in part.

SECTION 11. Persons Deemed Owners. The Holder of a Note may be treated as its owner for all purposes.

SECTION 12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes and the Note Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default and its consequences or compliance with any provision hereof or thereof may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Note Guarantees to, among other things, cure any ambiguity, omission, defect or inconsistency, provide for uncertificated Notes in addition to certificated Notes, comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any change that does not materially adversely affect the rights of any Holder of a Note.

SECTION 13. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

SECTION 14. Intentionally Omitted.

SECTION 15. No Recourse Against Others. No director, officer, employee, incorporator, stockholder, partner or member of, or owner of any equity interest in, the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 16. Note Guarantees. This Note will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

SECTION 17. Trustee Dealings with the Company. Subject to certain limitations specified in the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not the Trustee.